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NUMBER                                                                  WARRANTS
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                              WARRANT CERTIFICATE
                      WARRANTS EXPIRE ON JANUARY 20, 2000

                        Icy Splash Food & Beverage, Inc.
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

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                     WARRANT                             CUSIP 451048 11 0
THIS CERTIFIES THAT:


                          SPECIMEN



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or registered  assigns  ("Warrant  Holder") is the registered owner of the above indicated number of Warrants expiring on January 20, 2000 ("Expiration Date") unless further extended by the Board of Directors. One Warrant Entitles the Warrant Holder to purchase one share of common stock, no par value, from ("Company") at a purchase price of $1.00 per share of Common Stock ("Exercise Price"), terminating on the Expiration Date ("Exercise Period"), upon surrender of this Warrant Certificate with the exercise form herein duly completed and executed with payment of the Exercise Price at the offices of Florida Atlantic Stock Transfer Inc. ("Warrant Agent"), but only subject to the conditions set forth herein and in a Warrant Agreement ("Warrant Agreement") between the Company and the Warrant Agent. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, the number of Warrants outstanding and the Expiration Date are subject to adjustments upon the occurence of certain events. The Warrant Holder may exercise all or any number of Warrants. Reference is hereby is made to the provisions of the Warrant Agreement, all of which are incorporated by reference in and made a part of the Warrant Certificate and shall for all purposes have the same effect as though fully set forth at this place.

     Upon the presentment for transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement, shall be issued in the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, upon payment of transfer fee per Warrant certificate and any tax or governmental charge imposed in connection with such transfer.

     The Warrant Holder of the Warrants evidenced by this Warrant may exercise all or any whole number of such Warrants during the period and in the manner stated hereon. The Exercise Price shall be payable in lawful money of the United States of America and in cash or by certified or bank cashier's check or bank draft payable to the order of the Company. If upon exercise of any Warrant Certificate evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised.

     The Company may redeem the Warrants at a price of US $.01 per Warrant by giving not less than 30 days prior written notice to the record holders if the closing bid price of the Common Stock equals or exceeds US $2.50 for the 10 consecutive trading days ending on the third day prior to the date on which the notice of redemption is given. In the event the Company notifies record holders of its intent to redeem any Warrants, the record holders may exercise at any time prior to the close of business on the day immediately preceding the date fixed for redemption provided that there is a registration statement in effect or there is an exemption from such registration.

     No Warrant may be exceeded after 3:00 P.M., EST on the Expiration Date and any Warrant not exercised by such time shall become void, unless extended by the Company.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and by its Secretary, each by facsimile of their signature and has caused a facsimile of its corporate seal to be imprinted hereon.

(DATED:)                                  COUNTERSIGNED:
Icy Splash Food & Beverage, Inc.           FLORIDA ATLANTIC STOCK TRANSFER, INC.
                                           7130 NOB HILL ROAD, TAMARAC, FL 33321
                                                                  TRANSFER AGENT

                                          BY:

                                                            AUTHORIZED SIGNATURE

                                     (SEAL)

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SHLOMO ASLAN           SECRETARY                       PRESIDENT    JOSEPH ASLAN